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EXHIBIT 99.1

For Immediate Release

Coastal Banking Company Embarks On a New Strategic Direction

Holding Company Re-Orders Executive Leadership to Position Company for Future Growth

BEAUFORT, S.C., Aug. 29, 2007 – Coastal Banking Company Inc. (OTCBB:CBCO), holding company for Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., today announced a new strategic direction to better position the company for future growth.

The company reaffirmed its intention to grow its franchise by seeking fill-in opportunities along the coasts of South Carolina, Georgia and Florida. Because it has bank charters in all three states in which it operates, it can expand either by adding branches or through acquisition – and is actively considering both options, as well as additional loan production offices.

To best achieve this strategic initiative, the company’s board of directors has named Michael G. Sanchez as chief executive officer of Coastal Banking Company Inc. Previously, he was president of the holding company. He remains CEO of First National Bank of Nassau County. Sanchez will manage the overall growth of the holding company.

Randolph C. Kohn, formerly chief executive officer of Coastal Banking Company Inc., has become president of the holding company. Kohn remains chief executive officer of Lowcountry National Bank.

“This move is an evolutionary step in the process we began two years ago when Coastal Banking Company and First Capital Bank Holding Corp. came together in a merger of equals to create our current company,” said Kohn. “It was my responsibility to ensure a smooth transition after the merger, bringing together both banking staffs into one cohesive team. Now it is time for our company to enter into a new phase of growth, and Mike Sanchez is the best person to lead us in that effort.”

Sanchez has a track record of growth leadership in his more than 30 years of banking experience in regional banks and community banks in Georgia, South Carolina and Florida. Prior to managing First National Bank of Nassau County since its inception in 1998, Sanchez served as the president and chief executive officer of Premier Bank in Atlanta, now BB&T Corp., and Summerville National Bank in Summerville, S.C.

“This was a strategic decision that our board of directors and executive leadership made together as a team,” said Sanchez. “Randy Kohn and I each bring unique management skills and expertise to the company. This combination has worked well over the past two years to integrate our banks. Now, as we begin to take a more aggressive approach toward growing the company, we decided to re-order our executive leadership to better take advantage of our respective talents and better position the company for future growth.”

Coastal Banking Company also announced that James L. Pate, chief financial officer, has resigned. The company expects to name a new CFO in the coming weeks.

“Jimmy Pate has been a valuable member of our leadership team over the years,” said Kohn. “We wish him all the best in the future. As we search for a successor, our focus is on finding someone with extensive fiscal and regulatory experience who can help guide us as we embark on a new path to growth.”

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $427 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal. In addition to its full-service branch in Fernandina Beach, FNB operates a division, The Georgia Bank, which has a full-service branch in Meigs, Ga., and loan production offices in Savannah, Ga. FNB also operates loan production offices in Atlanta and Jacksonville, Fla. Coastal Banking Company’s banks provide a full range of consumer and business banking services. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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For More Information:

Michael G. Sanchez	Andy Mus
Chief Executive Officer	Senior Vice President
Coastal Banking Company Inc.	Marsh Communications LLC
904-321-0400	404-327-7662